Exhibit 99.1

www.bankrate.com

FOR IMMEDIATE RELEASE

BANKRATE, INC. ANNOUNCES CLOSING OF ACQUISITIONS
FASTFIND AND MMIS/INTEREST.COM DEALS FINALIZED TODAY

NEW YORK, N.Y. - December 1, 2005- Bankrate, Inc. (NASDAQ: RATE), announced today that it has completed the acquisition of both FastFind and MMIS/Interest.com. FastFind, an Internet lead aggregator based in San Francisco, California was purchased for $10 million in cash, subject to post-closing adjustments. MMIS/Interest.com, which publishes mortgage guides in over 300 newspapers and operates Interest.com, a Web site which publishes financial rates and information connecting consumers with lenders, was acquired for $30 million in cash, subject to post-closing adjustments. Bankrate previously announced its intention to purchase both companies on November 21, 2005. The Fastfind acquisition was signed and completed on November 30, 2005. The MMIS/Interest.com acquisition was signed and completed earlier today.

About Bankrate, Inc.

Bankrate, Inc. (Nasdaq:RATE) owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. It is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2004, Bankrate.com had over 38 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com's information is also distributed through more than 150 national and state publications.

About FastFind
Fastfind is a fast, free and easy online service that matches consumers looking for a financial or education product with businesses that want to sell their goods or services. After completing a short questionnaire on the FastFind Web site, consumers are connected to marketers who pay FastFind to provide them with quality leads to fuel their business. FastFind was founded in 2004 by Sean McCarthy, FastFind’s CEO, who was previously President of the lead aggregation company GetSmart.com, Eric King, FastFind’s President and CFO, who was previously an executive in the corporate development department of Providian Financial Corp. and Camelot Ventures, a Michigan-based private investment group.

About MMIS/Interest.com
MMIS is the parent company of Interest.com, an Internet finance marketplace educating and connecting consumers to quality lenders. Since its inception in 1987, MMIS has provided newspapers nationwide with mortgage features, editorial content and mortgage tools to educate and inform consumers. Now, more than 300 newspaper publications and 65 partner mortgage centers - including many of the nation’s top 10 newspapers - rely on MMIS and Interest.com as the source and publisher of financial rates and information.

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Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our success depends on Internet advertising revenue, interest rate volatility, establishing and maintaining distribution arrangements, and increased acceptance of the Internet by consumers as a medium for obtaining financial product information; we use barter transactions which do not generate cash; our markets are highly competitive; our Web site may encounter technical problems and service interruptions; we rely on the protection of our intellectual property; we may face liability for information on our Web site; future government regulation of the Internet is uncertain and subject to change; we may be limited or restricted in the way we establish and maintain our online relationships by laws generally applicable to our business; our ownership is heavily concentrated; our success may depend on management and key employees; we may encounter difficulties with future acquisitions; our results of operations may fluctuate significantly; our stock price may be particularly volatile because of the industry we are in; and, if our common stock price drops significantly, we may be delisted from the Nasdaq National Market, which could eliminate the trading market for our common stock. These and additional important factors to be considered are set forth under "Item 1. Business - Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2004, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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For more information contact:
Bruce J. Zanca
Senior Vice President
Chief Communications/Marketing Officer
bzanca@bankrate.com
(917) 368-8648